SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                DECEMBER 15, 2004

                              KANSAS CITY SOUTHERN
               ---------------------------------------------------
               (Exact name of company as specified in its charter)


          DELAWARE                      1-4717                  44-0663509
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission file number)       (IRS Employer
      of incorporation)                                   Identification Number)


                427 West 12th Street, Kansas City, Missouri 64105
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               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
               ---------------------------------------------------
                                (816) 983 - 1303


                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 15, 2004, Kansas City Southern ("KCS") and Grupo TMM, S.A. ("TMM") announced that they had entered into an Amended and Restated Acquisition Agreement (the "Amended Acquisition Agreement") on that date for KCS to acquire control of TFM, S.A. de C.V. ("TFM"). A copy of the press release making this announcement is attached as Exhibit 99.1.

     Since 1997, pursuant to a joint venture agreement (which terminated on December 1, 2003), and other agreements, entered into by KCS and TMM, subsidiaries of KCS and TMM have owned, along with Mexican governmental agencies, interests in Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. ("Grupo TFM"). Grupo TFM is the owner of 80% of the stock of TFM, and 100% of its full voting stock. TFM holds the concession to operate, and operates, a major rail system located in the north and central portions of Mexico. In 1995, KCS acquired from TMM 49% of the stock of Mexrail, Inc. ("Mexrail"), owner of 100% of the voting stock of The Texas-Mexican Railway Company ("Tex-Mex"). Tex-Mex operates a 157 mile rail line from Laredo to Corpus Christi, Texas, and connects the operations of The Kansas City Southern Railway Company ("KCSR") with TFM. Tex-Mex connects with TFM at Laredo and connects to KCSR through trackage rights at Beaumont, Texas. Mexrail also owns the northern half of the international railway bridge at Laredo, Texas. TFM, through its concession with the Mexican government, has the right to control and operate the southern half of the rail-bridge at Laredo. In March, 2002, KCS and TMM sold their interests in Mexrail to TFM, with KCS receiving approximately $31.4 million for its 49% interest in Mexrail.

     On August 16, 2004, KCS reacquired from TFM 51% of the shares of Mexrail for approximately $32.7 million and deposited the Mexrail shares into a voting trust pending resolution of KCS's application to the Surface Transportation Board ("STB") seeking authority to exercise common control over Tex-Mex and KCS's other rail companies, KCSR and the Gateway Eastern Railway Company. The STB approved KCS's application on November 29, 2004 and the decision will become effective on December 29, 2004. KCS intends to dissolve the voting trust following effectiveness of the STB decision and the Mexrail shares will be released by the voting trust to KCS on January 1, 2005. KCS has an exclusive option to purchase from TFM on or before October 31, 2005 the remaining 49% of the shares of Mexrail. If KCS does not fully exercise this option by October 31, 2005, KCS is obligated to purchase any remaining shares on October 31, 2005. The purchase price for the remaining 49% of the Mexrail shares is approximately $31.4 million.

AMENDED ACQUISITION AGREEMENT

     The Amended Acquisition Agreement, dated December 15, 2004, amends and restates the acquisition agreement entered into by KCS and TMM on April 20, 2003. The parties to the Amended Acquisition Agreement are KCS and its subsidiaries, KARA Sub, Inc. ("KARA Sub"), KCS Investment I, Ltd. ("KCS Investment"), KCS Acquisition Subsidiary, Inc. ("KCS Sub") and Caymex Transportation, Inc. ("Caymex"), TMM and its subsidiaries, TMM Holdings, S.A. de C.V. ("TMMH"), TMM Multimodal, S.A. de C.V. ("MM"), and Grupo TFM.

     Pursuant to the Amended Acquisition Agreement for the acquisition of control of Grupo TFM, TFM and their subsidiaries (the "Acquisition"), KCS will acquire all of the interest of TMM (held by its subsidiary, MM) in Grupo TFM for the following consideration: (i) at the closing of the Acquisition (the "Closing"), $200 million in cash and 18,000,000 shares of KCS Common Stock; (ii) upon resolution of certain proceedings related to TFM's VAT claim and the Mexican government's Put (defined below), payments up to $110 million in cash and KCS Common Stock (the "VAT Contingency Payment"); and (iii) at the Closing, KCS promissory notes in the aggregate principal amount of $47 million (the "Indemnity Escrow Notes") which will be deposited in an escrow account (the "Indemnity Escrow") and held, reduced and released in accordance with the terms of an indemnity escrow agreement (the "Indemnity Escrow Agreement"). At KCS's option, KCS may convert the remaining balance due under the Indemnity Escrow Notes into shares of KCS Common Stock on the terms set forth in the Indemnity Escrow Notes. A copy of the form of Indemnity Escrow Note is attached hereto as
Exhibit 10.2. The cash, notes and securities have been placed into escrow to be delivered in accordance with the terms of a closing escrow agreement (the "Closing Escrow Agreement").

     The obligations of KCS and TMM to complete the Acquisition are subject to a number of conditions, including approval by KCS's stockholders of the issuance of KCS Common Stock in connection with the Acquisition. TMM's controlling shareholders have entered into and amended voting trusts pursuant to which the trustees have been irrevocably instructed to vote such shares in favor of the Amended Acquisition Agreement and related transactions. The Amended Acquisition Agreement is subject to termination prior to the Closing under certain circumstances. A termination fee of $18 million is payable in the event of termination of the Amended Acquisition Agreement under certain circumstances.

     The Amended Acquisition Agreement also contains indemnification provisions pursuant to which the Parties will indemnify each other and certain of their affiliates against certain losses and tax liabilities. KCS and TMM have also agreed that upon Closing of the Acquisition all litigation between them will be dismissed.

     Upon completion of the Acquisition, KCS will acquire TMM's right, and will assume TMM's obligations to make any required payment, upon the exercise by the Mexican government of its right to compel the purchase of its 20% interest in TFM (the "Put") and will indemnify TMM and its affiliates, and their respective officers, directors, employees and shareholders, against obligations or liabilities relating thereto.

     KCS and Harris Trust & Savings Bank, as Rights Agent will amend the Stockholder Rights Agreement dated September 19, 1995 (the "Rights Agreement") to, among other things, amend the definition of "Acquiring Person" so that the Acquisition will not trigger the rights under the Rights Agreement.

     The description of the Amended Acquisition Agreement and related documents, contained herein, is qualified in its entirety by reference to the terms of the documents attached hereto as exhibits.

     In connection with the Acquisition, except as otherwise indicated, KCS has entered into, effective as of the Closing, the following additional agreements:

STOCKHOLDERS' AGREEMENT

     This agreement, with TMM, certain subsidiaries of TMM and certain stockholders of TMM (the "Principal Stockholders") contains standstill provisions, restrictions on transfer provisions and pre-emptive rights provisions with respect to TMM, such subsidiaries, the Principal Stockholders, and their respective affiliates who are then holders of KCS Common Stock (collectively, the "TMM Holders"). Under the standstill provisions, the TMM Holders agree not to (i) acquire (other than in connection with the Acquisition or pursuant to the Stockholders' Agreement or the Consulting Agreement) aggregate beneficial ownership of more than 20% of the Total Voting Power of KCS (as defined in the Stockholders' Agreement), (ii) propose any matter for submission to a vote of stockholders of KCS or participate in making, or solicit stockholders for the approval of, any stockholder proposal, grant certain proxies with respect to any voting securities of KCS, or (iii) seek to control or influence materially the management, Board of Directors or policies of KCS. The transfer restrictions prohibit the TMM Holders from certain dispositions of voting securities of KCS which they hold (i) to a competitor of KCS, (ii) to an affiliate unless the affiliate agrees to be bound by the provisions of the Stockholders' Agreement, (iii) that in the aggregate represents 5% or more of the outstanding voting securities of KCS, or (iv) to any person or group that would, after giving effect to such acquisition, beneficially own or have the right to acquire more than 15% of the Total Voting Power of KCS. In addition, the TMM Holders may not dispose of any capital stock or voting securities of KCS or control of any person that, directly or indirectly, beneficially owns any voting securities of KCS to a competitor of KCS, except as otherwise permitted by the Stockholders' Agreement. The standstill provisions and the restrictions on transfer provisions apply for a period of seven years from the effective date of the Stockholders' Agreement, subject to earlier termination of such provisions under certain circumstances. The TMM Holders' pre-emptive rights under the Stockholders' Agreement terminate on the earlier to occur of (i) the date that the TMM Holders beneficially own in the aggregate less than 40% of the voting securities of KCS initially acquired by MM pursuant to the Amended Acquisition Agreement; or (ii) three years following the effective date of the Stockholders' Agreement.

     The Stockholders' Agreement also requires the TMM Holders to vote their shares of KCS in favor of the KCS Board of Directors' slate of director nominees and against any proposal to remove any director nominated by the KCS Nominating and Corporate Governance Committee (the "Nominating Committee") and elected to the KCS Board of Directors by KCS stockholders. Subject to specific termination provisions contained in the Stockholders' Agreement, the agreement (with a few exceptions) terminates when the TMM Holders' ownership, for 30 consecutive days, falls below 40% of the 18 million shares of KCS Common Stock acquired at the Closing of the Acquisition.

REGISTRATION RIGHTS AGREEMENT

     This agreement with TMM, MM and certain of the Principal Stockholders provides TMM, MM, such Principal Stockholders and Permitted Transferees (as defined in the Registration Rights Agreement) (collectively, the "Holders") with registration rights with respect to shares of KCS Common Stock issued pursuant to the Amended Acquisition Agreement and the Consulting Agreement (described below) and shares otherwise acquired upon the exercise of pre-emptive rights in compliance with the Stockholders' Agreement. Pursuant to the terms and conditions of the Registration Rights Agreement, the Holders will have the right to request at any time prior to the five year anniversary of the effective date of the Registration Rights Agreement up to six demand registrations upon the request of Holders of 10% or more of the shares of Registrable Stock. However, KCS will not be required to file more than one "shelf registration." The Holders will also be entitled to unlimited incidental, or "piggy-back," registrations. This agreement also contains certain indemnification provisions under which KCS will be obligated to indemnify certain persons against certain losses and KCS will be entitled to indemnification against certain losses from the Holders.

CONSULTING AGREEMENT

     This agreement with Jose F. Serrano International Business, S.A. de C.V. (the "Consulting Firm") provides for the Consulting Firm to provide certain consulting services to the KCS Board of Directors. Jose F. Serrano Segovia is required under the terms of the Consulting Agreement to be personally involved in the provision of services by the consulting firm. The Consulting Agreement has a term of three years commencing on the first business day following the Closing Date. Subject to the limitations set forth in the Consulting Agreement, KCS will pay to the Consulting Firm an annual fee of $3,000,000 in cash. In addition, upon the resolution of certain disputes with the Mexican government, KCS will pay to the Consulting Firm $9,000,000 (the "VAT Claim and Put Advisory Fee"). Such amount may be paid, at KCS's election, in cash or KCS Common Stock. The Consulting Agreement contains certain restrictions on transfer of shares of KCS Common Stock.

MARKETING AND SERVICES AGREEMENT.

     This agreement by and among TMM Logistics, S.A. de C.V. ("TMM Logistics" and together with its subsidiaries, affiliates and joint venture companies, the "Parent Group"), TFM and The Kansas City Southern Railway Company ("KCSR" and together with its subsidiaries and affiliates the "KCS Group"), provides, among other things, that the KCS Group will provide certain services to any member of the Parent Group on terms which are no less favorable than the terms provided to other Logistics Companies (as defined in the agreement), subject to certain exceptions. It also sets forth certain rights of the Parent Group to provide, be preferred to provide, or make a bid to provide, certain services. The initial term of the Marketing and Services Agreement is for five years beginning on the Closing Date, and will be automatically renewed for periods of one year unless terminated by the Parent Group or the KCS Group or automatically terminated. The agreement automatically terminates in the event (i) TMM Logistics files bankruptcy proceedings, or has filed against it any bankruptcy proceedings that are not dismissed or stayed within 30 days, or (ii) a change of control of the Parent Group occurs and the party effecting the change of control is a competitor of KCS. The agreement may also be terminated by TFM or the KCS Group under certain circumstances. This agreement also contains mutual indemnification provisions against losses by an indemnified party resulting from any breach of any warranty, representation, covenant or obligation of an indemnifying party under the Marketing and Services Agreement.

AGREEMENT OF ASSIGNMENT AND ASSUMPTION OF RIGHTS, AND AGENCY AGREEMENT WITH UNDISCLOSED PRINCIPAL, DUTIES AND OBLIGATIONS

     This agreement with TMM and Grupo TFM, provides for the assignment and transfer by TMM to KCS, and the acceptance and assumption by KCS, of TMM's and Grupo TFM's rights, duties and obligations with respect to the purchase of the TFM limited voting shares from the Mexican government under the Put Agreement (defined below). The potential obligation to purchase the Mexican government's 20% interest in TFM arises under the original TFM share purchase agreement, as amended by an agreement entered into by and among the Federal Government of the United Mexican States, Grupo TFM, TMM and KCS, referred to as the "Put Agreement." Following an adverse final resolution of the declaratory judgment lawsuit currently pending in Mexico seeking a judicial interpretation of the Put obligation, or the lifting of the injunction issued by the Mexican court pending its final decision, the Mexican government may put its 20% interest in TFM to Grupo TFM. In the event that Grupo TFM does not under those circumstances then purchase the Mexican government's 20% interest in TFM, TMM and KCS, or either of TMM or KCS alone, would, following notification by the Mexican government in accordance with the terms of the applicable agreements, be obligated to purchase the Mexican government's remaining interest in TFM. If the Acquisition is completed prior to the purchase of the Mexican government's interest in TFM, KCS will be solely responsible for purchasing the Mexican government's 20% interest in TFM.

CERTAIN ANCILLARY AGREEMENTS TO THE AMENDED ACQUISITION AGREEMENT AND CERTAIN RELATED AGREEMENTS

     In connection with the Acquisition, KCS has entered into escrow agreements, dated and effective as of December 15, 2004, that contain provisions regarding the holding, in some cases the reduction, and the release, of cash, documents and securities placed into escrow. These escrow agreements include the Closing Escrow Agreement, the Indemnity Escrow Agreement and a VAT escrow agreement (the "VAT Escrow Agreement," governing the holding and release of a $40 million promissory note (the "VAT Escrow Note") constituting part of the VAT Contingency Payment) and an escrow agreement governing the holding and release of the $9,000,000 total amount of annual fee payable to Consulting Firm over the three year term of the Consulting Agreement (the "Consulting Compensation Escrow Agreement"). The other parties to the Closing Escrow Agreement and the VAT Escrow Agreement are KARA Sub, KCS Investment, KCS Sub, Caymex, TMM, TMMH, MM and The Bank of Nova Scotia of New York as the escrow agent. The other parties to the Indemnity Escrow Agreement are KARA Sub, KCS Investment, Caymex, TMM, TMMH, MM and The Bank of Nova Scotia of New York as the escrow agent. The other parties to the Consulting Compensation Escrow Agreement are Consulting Firm and The Bank of Nova Scotia of New York as escrow agent. KCS has also entered into an agreement, dated and effective as of December 15, 2004, which provides for KCS to grant releases to certain persons from all claims in connection with (i) certain powers of attorney purportedly granted by the TFM Board of Directors,
(ii) the purported approval by the Grupo TFM Board of Directors of the purported execution of certain agreements by TFM, and (iii) the purported ratification of the TFM Board of Directors of the purported execution of certain agreements by TFM (the "Authority Litigation"). The releases will become effective and be released from escrow to the parties entitled to receive them at the Closing in accordance with the terms of the Closing Escrow Agreement. The Authority Litigation Agreement further provides that within 10 days after the Closing, KCS will request that actions in the Authority Litigation against certain individuals be dismissed. KCS may reinitiate actions in the Authority Litigation against the released persons under certain circumstances. In addition, KCS has entered into an agreement, dated and effective as of December 15, 2004, which provides for TMM, TMMH and MM to indemnify certain KCS indemnitees against losses from certain proceedings brought against any such KCS indemnitee by TMM security holders in connection with the Acquisition.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     As noted in Item 1.01 above, pursuant to the terms of the Amended Acquisition Agreement, KCS is obligated to issue at the Closing of the Acquisition 18,000,000 shares of KCS Common Stock, par value $0.01 per share, in partial consideration for the shares of Grupo TFM being acquired by KCS in the Acquisition.

     Additionally, as noted in Item 1.01 above, on the later to occur of the Closing of the Acquisition and the successful resolution of certain proceedings related to TFM's VAT claim and the Mexican government's Put, KCS is obligated to pay up to $35 million of the VAT Contingency Payment, reduced as set forth in the Amended Acquisition Agreement, in shares of KCS Common Stock. Pursuant to the Amended Acquisition Agreement, at that time, KCS is obligated to issue up to that number of shares of KCS Common Stock, valued at the Volume Weighted Price (defined below), as equals $35 million (as it may be reduced). Further, KCS is obligated to convert on the fifth anniversary of the Closing of the Acquisition, or such earlier date as KCS deems appropriate, the $40 million VAT Escrow Note, as it may be reduced in connection with certain indemnity claims, into that number of shares of KCS Common Stock, valued at the Volume Weighted Price, equal to the remaining principal amount of the VAT Escrow as of such date. Under the Amended Acquisition Agreement, the Volume Weighted Price means the average trading price per share for KCS Common Stock on the New York Stock Exchange, as reported on the Bloomberg (VAP function), for the 20 consecutive trading days immediately preceding the later of (i) the date of Closing of the Acquisition, or (ii) the date of the public announcement by KCS of the final resolution of the such proceedings. The exact number of shares of KCS Common Stock that KCS is obligated to issue in connection with the VAT Contingency Payment cannot be determined until the later of the date of Closing of the Acquisition or the date of such public announcement.

     KCS may, but is not obligated to, issue shares of KCS Common Stock in lieu of (i) any portion of the $35 million cash payment portion of the VAT Contingency Payment, (ii) all or any portion of the remaining amount due under the Indemnity Escrow Notes and (iii) the $9,000,000 VAT Claim and Put Advisory Fee under the Consulting Agreement.

     All of the shares of KCS Common Stock discussed above will be issued in reliance on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2). The issuances of such shares by KCS does not involve a public offering of securities as the issuances are only to MM pursuant to the Amended Acquisition Agreement and, if so elected by KCS, to Consulting Firm pursuant to the Consulting Agreement. Disposition of such shares will be restricted by the Stockholders' Agreement and the certificates for such shares will bear a transfer restriction legend.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C)  EXHIBITS

     EXHIBIT NO.                DOCUMENT

        (10)                 MATERIAL CONTRACTS

        10.1                 Amended Acquisition Agreement

        10.2                 Form of Indemnity Escrow Note

        10.3                 Stockholders' Agreement

        10.4                 Registration Rights Agreement

        10.5                 Consulting Agreement

        10.6                 Marketing and Services Agreement

        10.7                 Form of VAT Escrow Note

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        10.8                 Closing Escrow Agreement

        10.9                 Indemnity Escrow Agreement

        10.10                VAT Escrow Agreement

        10.11                Consulting Compensation Escrow Agreement

        10.12 Agreement of Assignment and Assumption of Rights, and Agency Agreement with Undisclosed Principal, Duties and Obligations

        (99)                 ADDITIONAL EXHIBITS

        99.1                 Press release dated December 15, 2004.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Kansas City Southern

Date: December 20, 2004                By:      /s/ James S. Brook
                                          ---------------------------------
                                                  James S. Brook
                                          Vice President and Comptroller
                                          (Principal Accounting Officer)